Exhibit 99.1

Xencor Announces Bruce L.A. Carter, Ph.D., Chairman of the Board of Directors, Will Not Stand for Reelection to Board of Directors at 2017 Annual Meeting of Stockholders

Monrovia, Calif. — March 6, 2017 — Xencor, Inc. (NASDAQ: XNCR), a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of inflammation and cancer, today announced that Bruce L.A. Carter, Ph.D., will not stand for reelection to the Company’s Board of Directors at the 2017 Annual Meeting of Stockholders. Dr. Carter has served as a member of the Board of Directors since 2009. The Company will continue its ongoing process to recruit additional Board members with skill sets complementary to the current Board.

“On behalf of Xencor’s Board of Directors and management team, I want to thank Bruce for his many years of service to the Company,” said Bassil Dahiyat, Ph.D., president and chief executive officer of Xencor. “Bruce’s leadership has been critical in evolving Xencor from an early-stage private company into a publicly-traded company with a broad pipeline of novel antibody assets, and we are grateful for the guidance and many insights he provided throughout his tenure.”

“It has been a pleasure to contribute to Xencor’s growth as a leading antibody engineering and development company. During my seven years as chairman, Xencor has rapidly advanced its two lead compounds into later-stages of development, built a rich bispecific oncology pipeline, and entered into transformational collaborations with leading pharmaceutical companies,” said Dr. Carter. “I am confident that the Company will continue on this growth trajectory in 2017 and beyond.”

About Xencor, Inc.
Xencor is a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of autoimmune diseases, asthma and allergic diseases and cancer. Currently, 11 candidates engineered with Xencor’s XmAb® technology are in clinical development internally and with partners. Xencor’s internal programs include: XmAb5871 in Phase 2 development for the treatment of IgG4-Related Disease, and also for the treatment of Systemic Lupus Erythematosus; XmAb7195 in Phase 1 development for the treatment of asthma and allergic diseases; XmAb14045 in Phase 1 development for acute myeloid leukemia; XmAb13676 in Phase 1 development for B-cell malignancies; and XmAb18087 for the treatment of neuroendocrine tumors, in pre-clinical development. Xencor’s XmAb antibody engineering technology enables small changes to the structure of monoclonal antibodies resulting in new mechanisms of therapeutic action.  Xencor partners include Novartis, Amgen, MorphoSys, Merck, CSL/Janssen, Alexion and Boehringer Ingelheim. For more information, please visit www.xencor.com.

Forward Looking Statements:
Statements contained in this press release regarding matters that are not historical facts are forward-looking statements within the meaning of applicable securities laws, including any expectations relating to Xencor’s Board composition and future growth trajectory. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics and other risks described in Xencor’s public securities filings. All forward-looking statements are based on Xencor’s current information and belief as well as assumptions made by Xencor. Readers are cautioned not to place undue reliance on such statements and Xencor disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: John Kuch, Vice President Finance, Xencor Tel: 626-737-8013 jkuch@xencor.com	Corporate Communications Contact: Jason I. Spark Canale Communications for Xencor Tel: 619-849-6005 jason@canalecomm.com